EXHIBIT 5.1
DBR Letterhead

December 6, 2011
Echo Therapeutics, Inc.
8 Penn Center
1628 JFK Blvd., Suite 300
Philadelphia, PA 19103

Ladies and Gentlemen:

We have acted as counsel for Echo Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the sale and issuance by the Company of up to an aggregate of 2,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 (the “Common Stock”), together with warrants (the “Warrants”) to purchase up to an additional 960,000 shares of Common Stock (the “Warrant Shares”) pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-175938) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the related prospectus dated October 28, 2011 included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the offer and sale of the Shares to be filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).  The Shares, the Warrants and the Warrant Shares are to be issued and sold by the Company as described in the Registration Statement and the Prospectus.

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Certificate of Incorporation, the Company’s By-Laws, the Registration Statement, the Prospectus and the form of Warrant filed as an exhibit to a Current Report of the Company on Form 8-K, together with such documents, corporate records, certificates of public officials and other instruments, and have considered such matters of law, as we have deemed appropriate as the basis for the opinions set forth below.  We have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies, and the accuracy and completeness of all corporate records and other information made available to us by the Company.

Based on the foregoing, and subject to the qualifications, limitations and assumptions stated herein, in our opinion (i) the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus will be validly issued, fully paid and non-assessable by the Company, (ii) the Warrants, when executed and delivered by the Company to the purchasers thereof against payment therefor as contemplated by the Registration Statement and the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, debtor and creditor or other similar laws which relate to or affecting creditors’ rights generally and subject to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law, and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants and as contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We express no opinion as to whether a state court outside of the State of Delaware or a federal court of the United States would give effect to the choice of Delaware law provided for in the Warrants.  With respect to the Warrant Shares to be issued upon exercise of the Warrants after the date hereof, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Warrant Shares, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued.  Further, we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Common Stock.

The opinions set forth above are subject to the qualification and limitation that we express no opinion concerning the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

This opinion is given as of the date hereof, and we do not undertake to advise you of any facts that come to our attention, or of any change in law that may occur, after the date hereof.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Drinker Biddle + Reath LLP